UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Kopin Corporation

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KOPIN CORPORATION

200 John Hancock Road, Taunton, Massachusetts 02780

April 5, 2012

To Our Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of KOPIN CORPORATION, to be held at 9:00 a.m. on Friday, May 11, 2012, at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110 (the “Meeting”).

The Notice of Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Meeting. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, is also enclosed for your information.

Our board of directors encourages your participation in Kopin Corporation’s electoral process and, to that end, solicits your proxy with respect to the matters described in the Notice of Meeting and the Proxy Statement. You may submit your proxy by completing, dating and signing the enclosed Proxy Card and returning it promptly in the enclosed envelope. You may also vote by telephone or by the Internet, as described in the Proxy Statement. You are urged to vote by mail, telephone or Internet even if you plan to attend the Meeting.

Sincerely,

JOHN C.C. FAN Chairman

KOPIN CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 11, 2012

Notice is hereby given that the 2012 Annual Meeting (the “Meeting”) of Stockholders of Kopin Corporation (the “Company”) will be held at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110 on Friday, May 11, 2012, at 9:00 a.m., local time, to consider and act upon the following matters:

1.	A proposal to elect seven (7) directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	A proposal to ratify an amendment to the Company’s 2010 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan.

3.	A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current fiscal year.

4.	An advisory vote to approve the compensation of the Company’s named executive officers.

5.	Such other business as may properly come before the Meeting or any adjournments thereof.

Stockholders of record at the close of business on March 15, 2012, the record date for the meeting, are entitled to notice of and to vote at the Meeting and any adjournments thereof. The enclosed proxy statement is being mailed to those stockholders on or about April 5, 2012. All stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors

JOHN C.C. FAN Chairman

Taunton, Massachusetts

April 5, 2012

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND PROMPTLY RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR THE INTERNET AS DESCRIBED IN THE PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND YOU MAY VOTE YOUR SHARES IN PERSON AT THE MEETING.

KOPIN CORPORATION

200 John Hancock Road

Taunton, Massachusetts 02780

PROXY STATEMENT

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholders Meeting to be Held on May 11, 2012. The Proxy Statement and our 2011 Annual Report to Stockholders are also available on our website at www.kopin.com/proxy

This proxy statement and proxy are being furnished in connection with the solicitation by the board of directors of Kopin Corporation (the “Company”) for use at the 2012 Annual Meeting of Stockholders (the “Meeting”) to be held on May 11, 2012, and at any adjournments thereof. This proxy statement, the accompanying proxy card and our Annual Report for the fiscal year ended December 31, 2011, were first mailed to stockholders on or about April 5, 2012. The Meeting will be held at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110 on Friday May 11, 2012 at 9:00 a.m.

All solicitation expenses, including costs of preparing, assembling and mailing proxy materials, will be borne by the Company. It is expected that solicitations will be made primarily by mail, but our directors, officers and regular employees also may solicit proxies by telephone and in person, without additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for proxy materials to be sent to their principals, and we will reimburse such persons for their reasonable expenses in so doing.

The close of business on March 15, 2012, has been established as the record date for determining the stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. As of the record date, there were 66,951,325 shares of our common stock issued and outstanding and entitled to vote. Holders of shares of our common stock are entitled to one vote for each share owned as of the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

Stockholders may vote by completing the enclosed proxy card and mailing it in the envelope provided, by using a toll-free telephone number provided on the proxy card, over the Internet or in person. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on May 10, 2012. Any proxy submitted prior to the Meeting may be revoked at any time before it is voted by written notice of revocation received by the Secretary of Kopin Corporation prior to the Meeting, by delivering a later dated proxy in accordance with the instructions on the enclosed proxy, by voting in person at the Meeting or by revoking a written proxy by request in person at the Meeting. If the proxy submitted is not so revoked, the shares represented by such proxy will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other proposals which may properly come before the Meeting.

For Proposal 1, directors are elected by a plurality of shares present in person or represented by proxy at the Meeting and entitled to vote, which means that the seven individuals receiving the highest number of “FOR” votes will be elected directors. Proposals 2, 3 and 4 will be approved upon the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on each such proposal. If, in a proxy submitted on behalf of a stockholder by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to one or more proposals, then such proxies will be counted as present for purposes of establishing a quorum at the Meeting but will not be considered entitled to vote on such proposals and such “non-votes” will have no effect on the results of the voting on such proposals. Proxies marked as “abstain” as to one or more proposals will be counted as present for purposes of establishing a quorum at the Meeting and for the purpose of calculating the vote on such proposals. Such abstentions will have the effect of a vote against such proposals other than Proposal 1 (for which they will have no effect on the voting results).

The chairman of the Meeting or the holders of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote have the power to adjourn the Meeting from time to time without notice other than announcement at the Meeting of the time and place of the adjourned meeting.

As of the date of this proxy statement, we do not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on any such matter in accordance with their best judgment.

Corporate Governance Matters

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table lists each of our directors for fiscal year 2011 and provides membership information for each of the committees:

Name	Audit	Compensation	Nominating and Corporate Governance
John C.C. Fan
James K. Brewington			X
David E. Brook
Andrew H. Chapman	X	X
Morton Collins	X	X
Chi Chia Hsieh			X
Michael J. Landine	X		X

Corporate Governance Guidelines

Our board has adopted charters for each of its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our board also has adopted corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on our website at www.kopin.com under the heading “Investors: Corporate Governance.” A copy of any of these documents may be obtained, without charge, upon written request to Kopin Corporation, c/o Investor Relations, 200 John Hancock Road, Taunton, MA 02780.

Corporate Governance Practices and Board Independence

Each year, our board of directors reviews the relationships that each director has with us and with other parties. With the exception of Dr. Fan, our Chief Executive Officer, only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, Inc. Marketplace Rules, or the NASDAQ Rules, and who the board of directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. Our board of directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include the members’ current and historic relationships with us and our competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which a member of our board of directors is a director or executive officer. After evaluating these factors, our board of directors has determined that a majority of the members of the board of directors, namely James Brewington, David Brook, Andrew Chapman, Morton Collins, Chi Chia Hsieh and Michael Landine, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director and are independent directors of Kopin Corporation within the meaning of applicable NASDAQ Rules.

In making its independence determinations, our board considered transactions occurring since the beginning of 2006 between us and entities associated with the independent directors or members of their immediate family. All identified transactions that appear to relate to Kopin Corporation and a person or entity with a known connection to a director are presented to the board for consideration. In making its subjective determination that each non-employee director is independent, our board considered the transactions in the context of the NASDAQ Rules, the standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members. In each case, our board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not impair the director’s independence. Our board’s independence determinations included reviewing the following transactions and relationships:

Dr. Hsieh is a director of a company, KoBrite Corp, (“KoBrite”), in which Kopin owns a minority interest. Dr. Hsieh is also a Director of Bright LED which is the majority owner of KoBrite. Dr. Hsieh is also a director and stockholder of a company, Kopin Taiwan Corporation (“KTC”), in which Kopin owns a majority interest. Mr. Brook, one of our directors, is a partner of the patent law firm of Hamilton, Brook, Smith & Reynolds P.C., which is our patent counsel. During the fiscal year 2011, we paid Hamilton, Brook, Smith & Reynolds P.C fees for legal services of approximately $431,711.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Corporate Governance Committee (the “Nominating Committee”) may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the Nominating Committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The Nominating Committee may also ask the candidate to meet with our management. If the Nominating Committee believes a candidate would be a valuable addition to the board and there is either a vacancy on the board or the Nominating Committee believes it is in the best interests of Kopin Corporation and its stockholders to increase the number of board members, it will recommend to the full board that candidate’s election.

Before nominating a sitting director for re-election at an annual stockholder meeting, the Nominating Committee will consider the director’s performance on the board and whether the director’s re-election would be consistent with our corporate governance guidelines and our continued compliance with applicable laws, rules and regulations.

Our board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to us and may contribute to the success of our business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of our business. When considering candidates for director, the Nominating Committee takes into account a number of factors, which may include the following:

•	Independence from management;

•	Age, gender and ethnic background;

•	Relevant business experience;

•	Judgment, skill and integrity;

•	Existing commitments to other businesses;

•	Potential conflicts of interest;

•	Corporate governance background;

•	Financial and accounting background;

•	Executive compensation background; and

•	Size and composition of the existing board.

Stockholder Proposals

The Nominating Committee will consider candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to Kopin Corporation, c/o Investor Relations, 200 John Hancock Road, Taunton, MA 02780, and include the following:

•	The name and address of the stockholder and a statement that he, she or it is one of our stockholders and is proposing a candidate for consideration by the Nominating Committee;

•

The class and number of shares of our capital stock, if any, owned by the stockholder as of the record date for the annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

•	The name, age and address of the candidate;

•	A description of the candidate’s business and educational experience;

•	The class and number of shares of our capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;

•

Information regarding each of the foregoing criteria the board generally considers, other than the factor regarding board size and composition, sufficient to enable the committee to evaluate the candidate;

•	A description of any relationship between the candidate and any of our customers, suppliers or competitors or any actual or potential conflict of interest;

•	A description of any relationship or understanding between the stockholder and the candidate; and

•	A written statement by the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Under our by-laws, nominations for directors may be made only by or at the direction of the board, or by a stockholder of record at the time of giving notice who is entitled to vote and delivers to Kopin Corporation written notice along with the additional information and materials required by the by-laws not less than 30 days nor more than 75 days prior to the day and month on which, in the immediately preceding year, the annual meeting for such year occurred. For our annual meeting in the year 2013, in addition to the following requirements included in our by-laws, we must receive this notice no earlier than February 25, 2013 and no later than April 11, 2013 to be eligible for consideration at the annual meeting in 2013. You can obtain, without charge, a copy of the by-laws by writing to Kopin Corporation, c/o Investor Relations, 200 John Hancock Road, Taunton, MA 02780.

From time to time, stockholders present proposals other than director nominations that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting. For our annual meeting in the year 2013, pursuant to the requirements in our by-laws, we must receive this notice no earlier than February 25, 2013 and no later than April 11, 2013 to be eligible for consideration at the annual meeting in 2013.

Stockholder Communications with the board

The board has established a process for stockholders to send communications to our board or any individual director. Stockholders may send written communications to the board or any director to Kopin Corporation, board of directors, c/o Chief Financial Officer, 200 John Hancock Road, Taunton, MA 02780. Stockholders also may send communications via email to rsneider@kopin.com with the notation “Attention: Chief Financial Officer/board of directors” in the subject field. All communications will be submitted to the board or the individual directors on a periodic basis.

Related Transactions

The Audit Committee reviews and approves certain transactions or relationships involving Kopin and its directors, executive officers and their affiliates. In reviewing a transaction or relationship, the Audit Committee will take into account, among other factors it deems appropriate, whether it is on terms no more favorable than to an unaffiliated third party under similar circumstances, as well as the extent of the related party’s interest in the transaction. Our Code of Business Conduct and Ethics for Employees, Executive Officers and Directors prohibits any transaction or relationship that would create a conflict of interest, unless approved by the board. Conflicts of interests are to be reported to the applicable employees’ immediate supervisor or our Chief Financial Officer.

We do not currently provide personal loans to our executive officers or directors. Other than Proposal 1, none of our directors, executive officers or their associates have a substantial interest in any of the matters to be acted upon at the Meeting.

PROPOSAL I

ELECTION OF DIRECTORS

Our by-laws provide that the board shall consist of not less than three nor more than thirteen directors. The board has fixed the number of directors at seven. Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of each of the nominees to be a director until the 2013 Annual Meeting of Stockholders and until their respective successors are elected and qualified. If any nominee is unavailable, such votes will be cast by the proxies either for a substitute nominee selected by the proxies or to fix the number of directors at a lesser number. Our board currently has no reason to expect that any of the nominees will be unavailable.

Required Vote

The election of directors requires a plurality of the votes properly cast by or on behalf of the holders of our common stock at the Meeting. Any “non-votes” and abstentions from voting received will have no effect on the results of this Proposal 1.

The board of directors has nominated and recommends that you vote FOR the election of each of the nominees listed below to serve as our Directors until the next Annual Meeting or until their successors are duly elected and qualified.

Set forth below are the name and age for each director nominee, his or her principal occupation and business experience during the past five years and the names of other publicly traded companies of which he served as a director.

Name	Age	Served as Director Since	Position and Offices with the Company
John C.C. Fan	68	1984	President, Chief Executive Officer, Director and Chairman of the Board
James K. Brewington	68	2006	Director
David E. Brook	71	1984	Secretary and Director
Andrew H. Chapman	57	1985	Director
Morton Collins	76	1985	Director
Chi Chia Hsieh	67	1995	Director
Michael J. Landine	58	2003	Director

Beyond their general business acumen and insights the board of directors believes the proposed directors bring the following skill sets and benefits to the Company:

John C.C. Fan – Dr. Fan is the Founder of Kopin Corporation and has served as our Chief Executive Officer and Chairman of the board since our organization in April 1984. Dr. Fan received a Ph.D. in Applied Physics from Harvard University.

James K. Brewington – Mr. Brewington served as president of Lucent Technologies Mobility Solutions Group where he was responsible for all wireless infrastructure for the mobility segment, including global wireless development and product architecture. Our III-V products are integrated into wireless devices such as cell phones and WiFi circuits. Mr. Brewington provides counsel on the direction of wireless technologies used by us in developing our strategies.

David E. Brook – We makes significant investments in research and developing new technologies. Mr. Brook is a founder of Hamilton, Brook, Smith & Reynolds a law firm specializing in intellectual property (IP) rights. Mr. Brook counsels the Company on developing IP strategies to protect our investments.

Andrew Chapman – We are still in a growth stage and Mr. Chapman has managed and served on the boards of numerous start-up technology companies and provides us counsel on dealing with both day-to-day issues and developing strategies during our formative years.

Morton Collins – Mr. Collins has served on the board of directors of several venture capital partnerships, private and public companies and has an extensive technology background. Mr. Collins provides us with counsel based on his experience in finance and company creation.

Chi Chia Hsieh – We have production facilities, sales offices and investments in Taiwan, Korea, Japan and China. Dr. Hsieh, Chairman of the Taiwan Science Parks, provides us with counsel on Asian business practices and relationships with Asian business leaders.

Michael Landine – Mr. Landine has served as Chief Financial Officer and Senior Vice President of Corporate Development at Alkermes, Inc., a publicly-held company, and has served on the board of directors of other publicly-held corporations. Mr. Landine provides counsel to us as Chairman of the Audit Committee and in evaluating strategic investment opportunities.

The board of directors considers diversity in terms of education, business experience and nationality when considering board of director candidates. There are no family relationships between any of our directors, officers or nominees.

Background of Nominees for Director and Certain Officers

Nominees

John C.C. Fan, President, Chief Executive Officer, Chairman of the board. Dr. Fan has served as our Chief Executive Officer and Chairman of the board since our organization in April 1984. He has also served as our President since July 1990. Prior to July 1985, Dr. Fan was Associate Leader of the Electronic Materials Group at MIT Lincoln Laboratory. Dr. Fan is the author of numerous patents and scientific publications. Dr. Fan received a Ph.D. in Applied Physics from Harvard University. During the past five years Dr. Fan has not served on the board of directors of any other public companies or registered management investment companies.

James K. Brewington, Director. Mr. Brewington has served as one of our directors since 2006. Mr. Brewington retired as President of Developing Markets at Lucent Technologies in 2007. Prior to heading Lucent’s Developing Markets group, Mr. Brewington served as president of the company’s Mobility Solutions Group, where he was responsible for all wireless infrastructure for the mobility segment, including global wireless development and product architecture, project management, and business and product management. He began his career at AT&T in 1968, and over the ensuing years he has held various executive management positions in the telecommunications industry, including overseeing Bell Telephone Wireless Laboratories. Mr. Brewington is currently a member of the board of directors of Sonus Networks, Inc., a public company. During the past five years Mr. Brewington has not served on the board of directors of any other public companies or registered management investment companies.

David E. Brook, Secretary and Director. Mr. Brook has served as one of our directors since 1984. Mr. Brook is a founder and principal of the intellectual property law firm of Hamilton, Brook, Smith & Reynolds P.C. in Concord, Massachusetts. During the past five years Mr. Brook has not served on the board of directors of any other public companies or registered management investment companies.

Andrew H. Chapman, Director. Mr. Chapman has served as one of our directors since 1985. From 2003 to the present, Mr. Chapman has been a private investor. Mr. Chapman has founded, managed, been a director of and or invested in numerous technology start-up companies over the past 20 years. From June 2000 until February 2003, he served as an Executive Vice President for Narad Networks, Inc., a network equipments provider. Mr. Chapman received a B.A. from Yale College and an MBA from The Wharton School of the University of Pennsylvania. During the past five years Mr. Chapman has not served on the board of directors of any other public companies or registered management investment companies.

Morton Collins, Director. From October 1968 to June 1974, Mr. Collins was the Founder and Chief Executive Officer of Data Science Ventures, Inc. (DSV I). He was a Founder of DSV Associates (DSV II); DSV Partners III (DSV III); DSV Partners IV (DSV IV) and has been the Managing Partner of each since their formation in 1974, 1981 and 1985 respectively. These organizations provide venture capital and management assistance to early-stage high-technology companies. In July of 1997 Mr. Collins became a Special Limited Partner of Cardinal Partners, the successor to the DSV series of partnerships. In August of 2003 Mr. Collins became a General Partner of Battelle Ventures which he founded. Mr. Collins is currently a member of the board of directors of Inovio Biomedical Corporation, a public company. During the past five years Mr. Collins has not served on the board of directors of any other public companies or registered management investment companies other than Strategic Diagnostic, Inc.

Chi-Chia Hsieh, Director. Dr. Hsieh has served as one of our directors since December 1995. Dr. Hsieh is currently the Vice Chairman and was previously the President of Microelectronics Technology Inc., a Taiwan corporation publicly traded on the Taiwan Stock Exchange. Dr. Hsieh is Chairman of the board of directors of Kopin Taiwan Corporation, a Taiwan corporation in which we are a majority stockholder. Dr. Hsieh is also a member of the board of directors of BriteLED, a Taiwan Corporation publicly traded on the Taiwan Stock Exchange. Dr. Hsieh is currently a member of the board of directors of Microelectronics Technology Inc., Advanced Wireless Systems, Bright LED Electronics Corp., and Taiwan Cement Corporation, all public companies. During the past five years Dr. Hsieh has not served on the board of directors of any other public companies or registered management investment companies.

Michael J. Landine, Director. Mr. Landine has served as one of our directors since 2003. Mr. Landine is Senior Vice President of Corporate Development of Alkermes, Inc., where he has worked for over 20 years. Mr. Landine served for 10 years as the Chief Financial Officer and Treasurer of Alkermes. Mr. Landine also serves as an advisor to Walker Magnetics Group, an international manufacturer of industrial equipment. From 1976 to 1983, Mr. Landine worked for the international accounting firm Touche Ross & Co. During the past five years Mr. Landine has not served on the board of directors of any other public companies or registered management investment companies other than GTC Biotherapeutics Inc., a publicly-traded biotechnology company.

Officers

John C.C. Fan, President, Chief Executive Officer, Chairman of the board. Dr. Fan has served as our Chief Executive Officer and Chairman of the board since our organization in April 1984. He has also served as our President since July 1990. Prior to July 1985, Dr. Fan was Associate Leader of the Electronic Materials Group at MIT Lincoln Laboratory. Dr. Fan is the author of numerous patents and scientific publications. Dr. Fan received a Ph.D. in Applied Physics from Harvard University.

Richard A. Sneider, Treasurer and Chief Financial Officer. Mr. Sneider, age 51, has served as our Treasurer and Chief Financial Officer since September 1998. Mr. Sneider is a former Certified Public Accountant and was formerly a partner of the international public accounting firm, Deloitte & Touche LLP, where he worked for 16 years.

Hong Choi, Chief Technology Officer and Vice President. Dr. Choi, age 60, joined us as Chief Technology Officer in July 2000. Previously, Dr. Choi served as Senior Staff Member at MIT Lincoln Laboratory, where he worked for 17 years. Dr. Choi received a Ph.D. in Electrical Engineering from the University of California, Berkeley.

Bor-Yeu Tsaur, Executive Vice President—Display Operations. Dr. Tsaur, age 56, joined us as Executive Vice President—Display Operations in July 1997. From 1993 to 1997, Dr. Tsaur served as Group Leader, Electronic Material Group, at MIT Lincoln Laboratory. Dr. Tsaur received a Ph.D. in Electrical Engineering from the California Institute of Technology.

Michael Presz, Vice President—Government Programs and Special Projects. Mr. Presz, age 58, joined us in November 1994 as General Manager of Display’s Visual Products Group and was promoted to Vice President in April 2005. Prior to joining us, Mr. Presz worked for 6 years at Kaiser Electronics and 15 years at General Electric Aerospace.

Daily Hill, Senior Vice President—III-V Operations. Mr. Hill, age 55, has served as our Vice President—Gallium Arsenide Operations since July 1997 and was promoted to Senior Vice President in 2002. From December 1995 to June 1997, Mr. Hill served as a director of Gallium Arsenide Operations. From November 1987 to January 1995, Mr. Hill served as a manager of our HBT transistor wafer product group.

Board Structure and Risk

Our Board leadership structure is commonly utilized by other public companies in the United States, and we believe that it is effective for us. This leadership structure is appropriate for us given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among the Chief Executive Officer and the Chief Financial Officer and the independent directors. Pursuant to our bylaws, our Board selects the Chairman and the Chief Executive Officer that it determines to be in the best interest of our stockholders. Of the seven members of our Board, six are independent from management. We do not have a lead independent director. We believe that having a combined Chairman and Chief Executive Officer and independent chairs for each of our Board committees provides the best form of leadership for us. We have a single leader for our Company with oversight of our operations by experienced independent directors who have appointed three independent committee chairs.

We believe that our directors provide effective oversight of risk management functions. Annually we perform a risk review wherein the management team evaluates the risks facing us in the upcoming year and over a longer term horizon, typically three years. From this risk assessment plans are developed to deal with the risks identified. This risk assessment is provided to the Board of Directors and their input is reflected in the annual risk assessment. In addition members of our management periodically present to the Board the strategies, issues and plans for the product lines they manage. The Compensation Committee also reviews our incentive plans to determine if they result in management behavior which may result in additional risk beyond the plans intended purpose. While the Board oversees our risk management, our management is responsible for day-to-day risk management processes. Additionally, the Board requires that management raise exceptional issues to the Board. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that the Board leadership structure supports this approach.

Board and Committee Meetings

During the fiscal year 2011, our board held 5 meetings. For each director, overall attendance at board meetings and relevant meetings, either in person or by conference call, was greater than 75%. All of our then directors attended the 2011 annual stockholder meeting except Dr. Hsieh. Although we currently do not require our directors to attend annual stockholder meetings, we do encourage directors to do so and welcome their attendance.

Audit Committee: We have established a separately designated Audit Committee as defined by Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our Audit Committee is composed of three directors, Morton Collins, Andrew H. Chapman and Michael J. Landine, each of whom the Board has determined is independent under the NASDAQ Rules and the applicable SEC rules and regulations. The Board has determined that Mr. Landine is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. Our Board adopted an Audit Committee Charter which is available on our website at www.kopin.com under the heading “Investors: Corporate Governance.” Our Audit Committee Charter delegates to the Audit Committee the responsibility, among other things, to engage our independent auditors, review the audit fees, supervise matters relating to audit functions, review and set internal policies and procedure regarding audits, accounting and other financial controls, and review related party transactions. The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche LLP for fiscal year 2011. During the 2011 fiscal year, our Audit Committee met in person or through a conference call 6 times.

Nominating and Corporate Governance Committee: Our Nominating and Corporate Governance Committee presently is composed of three directors, Mr. Brewington, Dr. Hsieh and Mr. Landine, each of whom the Board has determined is independent under applicable SEC and NASDAQ Rules. The Nominating and Corporate Governance Committee is responsible, among other things, for considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing our corporate governance guidelines. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.kopin.com under the heading “Investors: Corporate Governance.” During the 2011 fiscal year, our Nominating and Corporate Governance Committee met in person or through a conference call 1 time.

Compensation Committee: Our Compensation Committee presently is composed of two directors, Mr. Collins and Mr. Chapman, each of whom the board has determined is independent under applicable NASDAQ Rules. The charter of the Compensation Committee is available on our website at www.kopin.com under the heading “Investors: Corporate Governance”. During the 2011 fiscal year, our Compensation Committee met in person or through a conference call 3 times.

The Compensation Committee is responsible for the approval of remuneration arrangements for our executive officers, review and approval of compensation plans relating to executive officers and directors, including grants of stock options, restricted stock and stock grants under our 2010 Equity Incentive Plan and other benefits and general review of our employee compensation policies.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an employee of Kopin or any subsidiary of Kopin.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2011 by all those known by us to be beneficial owners of more than 5% of our common stock and as of March 15, 2012 for all of our directors, named executive officers and all of our executive officers and directors as a group.

Name	Amount and Nature of Beneficial Ownership(1)	Percent
John C.C. Fan(2)	3,446,200	5.1
James K. Brewington	70,000	*
David E. Brook(3)	254,760	*
Andrew H. Chapman(3)	155,000	*
Morton Collins(3)	283,000	*
Chi Chia Hsieh(3)	227,000	*
Michael J. Landine(4)	125,000	*
Bor Yeu Tsaur(5)	486,323	*
Daily S. Hill(6)	192,111	*
Richard A. Sneider(7)	370,819	*
Hong Choi(8)	251,059	*
Michael Presz(9)	241,784	*

All directors and executive officers as a group (12 persons)(10)	6,103,056	8.9
Blackrock, Inc. 40 East 52 Street, New York, NY	5,299,646	7.9
First Eagle Investments Management LLC, 1345 Avenues of the Americas, New York, NY	4,920,113	7.3
T. Rowe Price Associates, Inc Baltimore, Maryland	4,904,600	7.3
Vanguard Group, Inc 100 Vanguard Blvd, Malvern, PA.	3,569,251	5.3

*	Less than 1%
(1)	Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.
(2)	Includes 800,000 shares representing options that are currently exercisable or exercisable within 60 days of April 5, 2012.
(3)	Includes 91,000 shares representing options that are currently exercisable or exercisable within 60 days of April 5, 2012.
(4)	Includes 65,000 shares representing options that are currently exercisable or exercisable within 60 days of April 5, 2012.
(5)	Includes 120,000 shares representing options that are currently exercisable or exercisable within 60 days of April 5, 2012.
(6)	Includes 34,322 shares representing options that are currently exercisable or exercisable within 60 days of April 5, 2012.
(7)	Includes 120,000 shares representing options that are currently exercisable or exercisable within 60 days of April 5, 2012.
(8)	Includes 59,363 shares representing options that are currently exercisable or exercisable within 60 days of April 5, 2012.
(9)	Includes 22,000 shares representing options that are currently exercisable or exercisable within 60 days of April 5, 2012.
(10)	Includes 1,584,685 shares issuable to certain directors and executive officers pursuant to options that are currently exercisable or exercisable within 60 days of April 5, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of reports furnished to us or written representations from our directors and executive officers and other information, we believe that none of our directors, executive officers and 10% stockholders failed to file on a timely basis the reports required to be filed pursuant to Section 16 of the Exchange Act during the fiscal year 2011.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

The following compensation discussion and analysis summarizes our philosophy and objectives regarding the compensation of our named executive officers, including how we determine elements and amounts of executive compensation. The following compensation discussion and analysis should be read in conjunction with our tabular disclosures which directly follow the discussion, beginning on page 22 of this proxy statement.

In 2011, our shareholders voted on our executive compensation program (also known as “Say on Pay”) for the first time and of the 41,281,559 votes returned, 40,534,272, or 98.1% approved it. The Committee considered the very strong shareholder endorsement of the Committee’s decisions and policies and Kopin Corporation’s overall executive compensation program in continuing the pay-for-performance program that is currently in place.

Executive Summary

Provided below are key Company performance and executive compensation highlights for 2011.

Company Performance Highlights:

Below is a summary of certain performance highlights which occurred in 2011:

•	We increased revenues by 9 percent to $131.1 million, the highest revenues in our history;

•

We continued our introduction of BiHEMT and BiFET products for smartphones, remained on track to launch our Golden-i product platform, the first head wearable voice and gesture activated wireless computer headset, in 2012 and introduced our high resolution 2K by 2K transmissive display for the next generation of thermal weapon sights;

•	We increased capacity and production output at our Taiwanese subsidiary as part of our plant efficiency plan;

•	We acquired Forth Dimension Displays in January 2011 and integrated it into our operations; and

•	We generated $19.3 million of cash from operations, remained profitable and finished the year in a strong financial position with $105 million in cash and marketable securities and no debt.

Compensation Highlights

Summarized below are highlights with respect to executive compensation in 2011:

•	Provided executives with modest base salary increases (approximately 3%, on average).

•	Continued to provide a significant portion of executive compensation in incentive-based pay (helping to ensure a pay-for-performance alignment).

•	Made equity-based grants to select executives to help retain and align the executives with the long-term interests of the Company and stockholders.

•	With the assistance of an independent consultant, examined the competitiveness of executive compensation to ensure it meets our objectives of attracting, retaining and motivating executives.

Compensation Philosophy

We believe that our Named Executive Officers (“NEOs”) play a critical role in the operational and financial performance of our company that creates long-term value for our stockholders. Accordingly, our executive compensation philosophy is to reward our executives for individual performance and for contributions to our performance. We believe that certain products of the Company are more mature, specifically certain III-V products, while others, such as our Golden-i head worn computer product, are still in their early stages of development and accordingly we have attempted to strike a balance between employee retention objectives and pay-for-performance objectives. We believe that we accomplish this by compensating our executives with a combination of base salary, performance bonus awards and long-term equity-based retention compensation. There is no pre-established policy for the allocation between either cash or non-cash compensation.

We believe that the quality, commitment and performance of our executives are critical factors affecting our long-term value. Accordingly, our executive compensation objectives include:

•	aligning our executive interests with the Company’s goals and our stockholder interests;

•	rewarding our executives for individual performance; and

•	retaining our executives.

In addition, we periodically use benchmarks and peer group comparisons to assist us in determining whether our executive compensation is appropriate in light of our compensation objectives and philosophy.

Role of the Compensation Committee

The Compensation Committee of our board of directors sets our executive compensation policies and determines the amounts and elements of compensation for our executive officers. As set forth in the Compensation Committee’s written charter, its responsibilities include establishing compensation policies for our directors and executive officers; reviewing and approving the Chief Executive Officer’s annual compensation; approving employment agreements or arrangements with executive officers; administering our 2010 Equity Incentive Plan and 2001 Equity Incentive Plan (the Equity Plans) and approving grants under these Equity Plans; and making recommendations regarding any other incentive compensation or equity-based plans. The Compensation Committee may delegate authority with respect to compensation matters to our executive officers.

Based on the next fiscal year’s budgeted financial results, the evaluation and performance review process, the Compensation Committee members’ personal experience and trends identified in the peer group benchmarking analysis described below, the Compensation Committee considers the amounts and elements of compensation for our executive officers, both for the past fiscal year and for the upcoming fiscal year in setting base salaries, cash bonus and equity award targets. For all executive officers other than our Chief Executive Officer and Chief Financial Officer, the Compensation Committee establishes and approves the base salary compensation based on recommendations from the Chief Executive Officer. With respect to compensation of our Chief Executive Officer and Chief Financial Officer, the Compensation Committee establishes and approves the compensation determinations based on the Compensation Committee’s evaluation and performance reviews of our Chief Executive Officer and Chief Financial Officer.

A copy of the Compensation Committee charter is posted on our website, www.kopin.com, under the heading “Investors: Corporate Governance.” Our Compensation Committee consisted of Mr. Collins, Chair and Mr. Chapman, each of whom is an independent director as determined by our board of directors, based upon the NASDAQ Rules and our independence guidelines.

The Role of Management

At the request of the Committee, NEOs of the Corporation may be present at Compensation Committee meetings for discussion purposes. However, they have no involvement in the decisions made by the Committee, nor do they have a vote on any matters brought before the Committee.

The Compensation Committee meets with the Chief Executive Officer to discuss his performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Committee’s deliberations, as well as input from the compensation consultant, as requested. The Compensation Committee considers recommendations from the Chief Executive Officer, as well as input from the compensation consultant as requested, to make decisions regarding other NEOs.

Role of the Compensation Consultant

In making its determinations with respect to executive compensation, the Compensation Committee has periodically engaged the services of a compensation consultant to provide input on trends in executive compensation and to obtain an outside perspective on our executive compensation practices and assist with our peer group benchmarking analysis. The Compensation Committee does not believe a formal annual peer group assessment by an independent third party is necessary unless either internal factors, such as employee turn-over, or external factors, such as published reports in industry periodicals, indicate significant changes in executive compensation have taken place.

In 2011 the Compensation Committee retained the services of Pearl Meyer & Partners (PM&P).

PM&P reports directly to the Chairperson of the Compensation Committee and does not provide any services to us other than those requested by the Chairperson of the Compensation Committee or his or her designee. Primary services provided to the Compensation Committee by PM&P in 2011 included:

•	Recommended changes to the peer group of comparable companies;

•	Completed a competitive analysis of compensation for each executive utilizing comparable peer company compensation data;

•	Provided assistance with our long-term incentive strategy; and

•	Provided general executive compensation advice.

Compensation Determinations

In making determinations with respect to amounts and elements of executive compensation, the Compensation Committee evaluates our overall performance during the year against annual budgets; evaluates the Chief Executive Officer and the Chief Financial Officer’s achievements against the Board’s expectations; obtains input from the Chief Executive Officer on the performance reviews of the other executive officers; evaluates the potential for future contributions by each executive to our long-term success; and periodically compares our executive compensation against a benchmarking analysis of a group of peer companies.

Peer Group Benchmarking

In 2007, the Compensation Committee engaged PM&P to assist in selecting a peer group and preparing a peer group analysis for the purpose of benchmarking our officer’s compensation. The 2007 peer group consisted of companies in two sub peer groups, semiconductor and display companies with comparable product types, revenues and market capitalizations. The 2007 peer group included the following companies:

Semiconductor Companies
• Advanced Analogic Tech	• California Micro Devices.	• Semitool Inc.
• Anadigics	• Emcore Corp.	• Supertex Inc.
• Applied Micro Circuits Corp.	• Rudolph Technologies Inc	• Techwell Inc.
• AXT Inc		• Ultratech Inc.

Display Companies
• Cree
• Universal Display Corp.

In 2011, the Compensation Committee engaged PM&P to review the peer group for continued appropriateness. Based on PM&P’s structured peer group review process and recommendations:

•

Five companies were removed from the peer group. California Micro Devices, Semitool Inc, Techwell Inc, Cree, and Universal Display Corp were removed due to acquisition or because their revenues and market capitalization were materially larger than ours.

•	Six companies of generally similar size were added including Anaren Inc, Oplink Communications Inc, Zygo Corp, RealD, Rubicon Technology Inc and Silicon Image Inc.

The final 2011 peer group consisted of 14 companies with a median revenue and market capitalization size that approximated ours and included the following companies:

Semiconductor Companies
• Advanced Analogic Tech	• AXT Inc.	• Supertex Inc.
• Anadigics	• Emcore Corp.	• Ultratech Inc.
• Anaren Inc.	• Oplink Communications, Inc.	• Zygo Inc.
• Applied Micro Circuits Corp.	• Rudolph Technologies Inc..

Display Companies
• RealD	• Rubicon Technology Inc	• Silicon Image Inc

Elements of Compensation

Our compensation program is designed to be simple, straightforward and fair. We use the following compensation and benefits elements to provide an overall competitive compensation and benefits package that is tied to creating stockholder value and supporting the execution of our business strategies:

•	Base salary;

•	Annual bonus;

•	Long-term incentives;

•	A nominal perquisite; and

•	Employment and change-in-control agreements for the Chief Executive Officer.

The combination and allocation of the components and the target amount of each component is influenced by the role of the executive officer, market practices, and the total value of all the compensation and benefits available to the individual executive officers. The Compensation Committee reviews and considers each component for each executive officer before making compensation decisions. Historically we have weighted the mix of compensation more towards base salary and long term equity incentive plans and to a lesser extent short term cash bonuses as discussed below.

Compensation Element Detail

Base Salary

We believe that establishing an appropriate level of annual base salary for our executives is an important element in retaining and motivating our executive officers. In determining base salaries for our executive officers, the Compensation Committee considers the responsibilities of each position, cost of living adjustments and the skills and experience required for each job. The Compensation Committee’s determinations are influenced heavily by the evaluations and performance reviews for each executive officer by our Chief Executive Officer, as discussed above. In addition, the Compensation Committee reviews the peer group benchmarking analysis if performed, and finally, reviews total compensation for reasonableness prior to making any final determinations.

In furtherance of our executive retention goals, we allocated a substantial portion of total cash compensation to our executives in the form of base salary. We historically have established a base salary for our executives that represent approximately eighty to ninety percent of their total annual cash payments, with cash bonus representing approximately ten to twenty percent.

In February 2011, the Compensation Committee (and the Board of Directors in the case of our Chief Executive Officer) approved merit increases for our Named Executive Officers of 3% based on individual and company performance as well as market data.

The following table shows the base salaries for the 2011 executive officers:

Officer	Salary
Dr. Fan	$495,000
Mr. Sneider	300,000
Dr. Tsaur	334,750
Dr. Choi	235,000
Mr. Hill	278,000
Mr. Presz	231,750

As compared to our peer group, our base salaries approximate the 65th percentile, on average.

Annual Bonus

We believe that annual bonus awards are an important tool in motivating our executives but not the primary tool to attract, retain and motivate executives. We believe that there are larger companies that have a wider-range and more sophisticated reward programs which, due to our size, we can not offer. We believe our executive officers are drawn to a smaller company such as ours for the potential wealth that can be created by growing our company. This potential wealth is more likely created through our long-term incentive compensation plan. We therefore use annual bonus awards to provide some element of a more immediate reward to motivate our employees as we execute on our longer term goals.

Our 2011 Annual Bonus (The 2011 Incentive Plan) was based on revenue and operating profit milestones by product line. The Plan has minimum revenue and operating income amounts which if actual results are below no incentive pay will be earned. The plan then has a maximum revenue and operating income which if exceed no additional bonus will be earned unless the Compensation Committee decides to provide for a discretionary additional budget. Revenues from acquisitions, such as our acquisition of FDD in January 2011, are not included in revenues for measuring the level of incentive earned. Since the actual revenue and operating income result were between the minimum and maximum amounts the amounts earned under the 2011 Incentive Plan were computed on a prorated basis.

Product Line revenues	Minimum	Maximum	Actual Achieved
III-V	$65,000,000	$75,608,000	$66,486,000
Display	55,865,000	67,038,000	59,785,000

For our Display product line revenues and operating income are weighted 40% and 60%, respectively, in determining the amount of bonus earned. For our III-V product lines revenues and operating income are weighted 20% and 80%, respectively, in determining the amount of bonus earned. The 2011 Incentive Plan was designed to pay out approximately 35% of incentive amounts earned in cash and 65% in common stock of the Company. A participant could earn his or her incentive compensation if the product line he or she works for met its milestones even if the other product line did not meet its results. Corporate participants, including Drs. Fan and Choi and Mr. Sneider, would earn 50% of their incentive compensation based on the results of each product line. The amounts earned by our officers under the 2011 Incentive Plan were based upon the pay-out formula adopted by the Compensation Committee when the plan was adopted.

The Total Bonus Goal column in the table below shows the total value that the officers were eligible to earn under the 2011 Incentive Plan in cash and restricted stock. The value of the restricted stock was determined based on the closing price of the Company’s stock ($4.20) when the plan was adopted. The Achieved column shows the amount under the 2011 Incentive Plan the officer is eligible to receive based on the level of performance metrics met in the 2011 Incentive Plan. The amount the officer is eligible to receive is made up of both a cash component, which is earned immediately upon obtainment of the performance metrics, and restricted stock. Under the 2011 Incentive Plan the cash component and 50% of the restricted stock earned vested on March 15, 2012 (the day we filed our Form 10-K for the fiscal year 2011) and the remaining 50% of the restricted stock will vest on December 10, 2012 if the employee remains employed through that date. The Cash Achieved and Restricted Stock Achieved columns show the amounts the officers earned by component. The Restricted Stock in Shares Goal column shows the maximum number of shares of restricted stock an officer could earn. The Restricted Stock in Shares Achieved column shows the number of shares that the officer is eligible to receive based on the level of performance metrics met and the Restricted Stock in Shares Unvested column shows the number of shares that will vest at the end of 2012 if they remained employed by the Company. Simply comparing the amounts achieved to the goals is not a complete indication of performance. The amounts listed under the “Goal” columns were the maximum amounts that could have been achieved if all milestones were met. In order to achieve the maximum goals we would have had to substantially exceed historical trends.

	Total Bonus		Cash Achieved	Restricted Stock Achieved	Restricted Stock in Shares
Officer	Goal	Achieved			Goal	Achieved	Unvested
Dr. Fan	$271,000	$151,000	$53,000	$98,000	41,966	23,421	11,710
Mr. Sneider	$127,000	$61,000	$21,000	$40,000	19,592	9,446	4,723
Dr. Tsaur	$150,000	$104,000	$36,000	$68,000	23,145	16,113	8,057
Dr. Choi	$98,000	$50,000	$17,000	$33,000	15,236	7,727	3,864
Mr. Hill	$119,000	$32,000	$11,000	$21,000	18,400	5,048	2,524
Mr. Presz	$97,000	$69,000	$24,000	$45,000	15,060	10,645	5,323

Dr. Tsaur and Mr. Presz work in our display product line and the amounts they achieved were attributable to the operating results of our Display product line. Mr. Hill is Senior Vice President of our III-V operation and the amounts he achieved were attributable to the operating results of our III-V product line. Dr. Fan, Mr. Sneider and Dr. Choi are considered corporate employees and 50% of the amount they achieved is based on the display product line results and 50% is based on the III-V product line results.

As compared to our peer group, our actual total cash compensation (base salary plus annual bonus) for 2011 approximates the 55th percentile, on average.

Detailed disclosure of performance goals relating to operating margins by product line could be potentially harmful to us by substantially impairing our competitive advantage. Our III-V and display products lines have a small number of competitors and a small number of customers. Detailed disclosures could provide both competitors and customers with our pricing margins. The performance goals related to our 2011 operating margin were considered reasonably difficult to achieve at the time they were set as it is difficult for us to accurately predict revenues because the end market products that include our products, specifically wireless handsets and digital still cameras, are extremely competitive and our success is dependent on the particular model we are incorporated in.

Long-Term Incentives

We believe that including an equity-based incentive component of compensation is a critical tool for motivating our executives and certain employees. We believe that granting equity awards to our executives serves to align executive compensation with long-term stockholder value. By awarding executive officers with equity awards that vest over time, we believe that our executive officers will have a continuing stake in our long-term success.

We weight our total executive compensation towards restricted stock awards which either vest upon the achievement of certain milestones or vest over time. While our management can improve our financial performance through the sales of our current products, cost reduction efforts, process improvements and other short-term advancements, we believe that our executive officers’ focus on long-term achievements, particularly increasing our product portfolio, will create the greatest stockholder value. We believe that by granting our executives meaningful levels of equity awards that vest both in the short and long term we will achieve the proper balance between incentivizing them to focus on the current fiscal year’s results and longer-term strategies of the Company. In determining the size of each equity award granted to our executive officers, the Compensation Committee considers the amount previously awarded on an annual basis to the executive, the total value of unvested equity awards held by the executive, the executive’s overall performance, our performance during the year and the dilution to the stockholders.

To address issues raised in the peer group assessment related to long term incentives and in keeping with our historical practices our Compensation Committee authorized two long term equity awards, one on February 18, 2011 and another on September 12, 2011.

Annual Long-Term Incentive Grant

On February 18, 2011 the Compensation Committee granted the following time-based restricted stock awards which 50% vest on December 10, 2013 and 50% vest on December 10, 2015:

Officer	Shares
Dr. Fan	175,000
Mr. Sneider	25,000
Dr. Tsaur	20,000
Dr. Choi	25,000
Mr. Hill	25,000
Mr. Presz	40,000

This grant follows a practice started two years ago of providing awards which result in significant number of shares vesting in the future for retention purposes.

As compared to our peer group, our annual long-term incentive grants approximate the 40th percentile, on average.

Fiscal 2011 Retention Grants in Lieu of Fiscal 2012 -2014 Annual Grants

On September 12, 2011 our Compensation Committee approved three compensation awards for Dr. John C.C. Fan, Chief Executive Officer of Kopin, which became effective September 12, 2011. These awards were designed to align management’s interests with the stockholder’s interest. The Compensation Committee has determined that Dr. Fan will not receive any annual long term awards for the next three years.

The compensation awards are summarized as follows:

Dr. Fan received a grant of 640,000 shares of time-based restricted stock under the our 2010 Equity Incentive Plan (the “Plan”) which will vest at the rate of 33% on December 10, 2012, 33% on December 10, 2013 and 34% on December 10, 2014, subject to the terms of the Plan and the restricted stock award agreement. The vesting will accelerate under certain circumstances, including upon a change of control of our Company.

Dr. Fan received an additional grant of 260,000 shares of performance-based restricted stock under the Plan pursuant to a restricted stock award agreement and a grant of 380,000 shares of performance-based phantom stock pursuant to a phantom share agreement. The award under the phantom share agreement is payable only in cash if and when the phantom shares vest. The cash value of the phantom stock will be calculated by multiplying

380,000 by the closing price of Kopin’s stock on the vesting date. The 260,000 shares of restricted stock and the 380,000 shares of phantom stock will vest at the end of the first 10 consecutive trading day period following the grant date during which Kopin Corporation’s common stock trades at a price per share equal to or greater than $5.25 prior to September 12, 2016. Vesting of these awards will accelerate upon the following events: Dr. Fan is terminated without cause; his resignation under circumstances constituting an involuntary termination; death or a change in control.

In sum, the retention grants provided to Dr. Fan reflect an equal mix (50% / 50%) of time-based and performance-based awards. Further, the retention grant were made is in lieu of annual grants made to Dr. Fan for the next three years.

Named Executive Officer	# of Time-Based Restricted Stock	# of Performance- Based Restricted Stock	# of Performance- Based Phantom Stock	Total Grant Date Fair Value
Dr. Fan	640,000	260,000	380,000	$4,505,600

Perquisites

We do not believe in providing extensive perquisites to our executive officers. Our healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible domestic employees, including executive officers, and include health and dental coverage, group term life insurance, disability programs and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, a cost that is dependent on the level of benefits coverage that each employee elects. The benefits provided to foreign employees are typically determined by the laws of the countries they reside in. We have no outstanding loans of any kind to our executive officers.

Employment and Other Agreements

We typically do not offer employment agreements and the only current employee with such an agreement is our Chief Executive Officer. The agreement with Dr. Fan will terminate on December 31, 2014 and in the event Dr. Fan is terminated without cause or in the event of a change in control and Dr. Fan’s position, compensation or responsibilities change, Dr. Fan and his spouse will receive post-retirement monthly supplemental health benefits for the difference between cost of the coverage we provide and benefits provided by the U.S. government for ten years, severance pay of $600,000 per year payable monthly for two years and his unvested stock awards will immediately vest. Furthermore, if the parties fail to extend or renew the agreement, we and Dr. Fan will negotiate a mutually agreeable consulting agreement or retirement benefit. The agreement also contains covenants not to compete, non-solicitation clauses and our rights to inventions developed by Dr. Fan.

Our Equity Plans provide for the acceleration of the vesting of unvested stock options and restricted stock awards in the event of a change in control.

Policies Regarding Stock Ownership and Related Matters

We believe that by holding shares of our stock and options to purchase our common stock, our executives will have interests that are more closely aligned with those of our stockholders. Although we do not have a formal stock ownership policy, we encourage our executives to hold shares or vested options so that they share in the sentiments of our stockholders as our stock price increases or decreases.

We have an Insider Trading Policy that governs our executive officers, directors and other persons considered to be insiders under the policy. The policy imposes limits as to when and how our executives can engage in transactions in our securities and prohibits short sales of our common stock by all our personnel. All of our officers have established 10b5-1 plans with an independent broker. These plans typically govern the sale of our stock when our stock prices meet certain levels. These plans may only be adjusted during certain times of the year with the board of director’s approval.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended (the Code), which generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid in any year to a company’s chief executive officer and the four other most highly compensated officers. Certain compensation, including qualified performance based compensation, will not be subject to the deduction limitation if certain requirements are met. Although the Compensation Committee has not adopted any specific policy with respect to the application of Section 162(m), we generally seek to structure any long-term incentive compensation granted to our executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m).

Accounting for Stock-Based Compensation

As discussed in our Annual Report on Form 10-K for the year ended December 31, 2011, the accounting for stock-based awards requires the measurement and recognition of compensation expense based on the fair value of all share-based payment awards made to employees and directors, including stock options and employee stock purchases under employee stock purchase plans. We are required to account for share-based compensation transactions using a fair value method and recognize the related expense associated with share-based payments in our statement of operations. Stock-based compensation cost is measured at the accounting measurement date based on the fair value of the award and is recognized as expense over the service period, which generally represents the vesting period. The expense recognized over the service period is required to include an estimate of the awards that will be forfeited.

On September 12, 2011 Dr. Fan received a grant of 380,000 shares of phantom stock pursuant to a phantom share agreement. The vesting of the awards is achieved upon our stock price closing at or above $5.25 for 10 consecutive trading days prior to September 12, 2016. The accounting for the phantom stock award requires the Company to periodically assess the fair market value of the award, with increases or decrease in the fair market value being reflected in the statement of operations. The fair market value of the awards will be expensed over a derived service period currently estimated to be approximately 12 months. However, if the market condition occurs before the estimated service period of 12 months or if there are material changes in the underlying data used in the fair market valuation, the fair market valuation may increase or decrease and the period over which the fair market valuation is recognized in the statement of operations may increase or decrease.

Since 2004 we have primarily issued restricted stock awards and the fair value of the award is typically based on the closing price of our stock on the NASDAQ on the day of grant. Previously we primarily issued stock options and we determined the fair value of the stock option using a Black-Scholes-Merton option-pricing model that takes into account the stock price at the accounting measurement date, the exercise price, the expected life of the option, the volatility of the underlying stock and its expected dividends, and the risk-free interest rate over the expected life of the option. All employees are eligible to participate in our equity award program but the number of employees who actually participate annually has been reduced and does not typically included employees who are paid on an hourly basis or are below the level of Director.

Reducing the Possibility of Excess Risk-Taking

The Compensation Committee has determined that the risks arising from the compensation policies and practices for employees of the Company are not reasonably likely to have a material adverse effect on the Company as a whole.

The Compensation Committee noted several design features of the Company’s cash and equity-based incentive programs that reduce the likelihood of excessive risk-taking:

•	The program design provides a balanced mix of cash and equity, annual and long-term incentives.

•	We set performance goals that we believe are reasonable in light of past performance and market conditions.

•	Equity grants typically vest over a multi-year period to encourage our executives to maintain a long-term perspective.

•	We use restricted stock because restricted stock retains value even in a depressed market and executives will be less likely to take unreasonable risks to get, or keep, options “in-the-money.”

•	The Compensation Committee has downward discretion over incentive program payouts.

•	The annual bonus is typically a maximum payout level that is 35% of the officer’s prior year compensation.

•	For compensation benchmarking purposes, we employ an appropriate peer group derived from a standardized process.

Compensation Committee Report

Our Compensation Committee reviewed the Compensation Discussion and Analysis for the year ended December 31, 2011 and discussed this Compensation Discussion and Analysis with the Company’s management. Based on this review and its discussions with management, the Compensation Committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the 2011 Annual Report of the Company.

By the Compensation Committee of the board of directors of Kopin Corporation.

COMPENSATION COMMITTEE

Morton Collins, Chairperson

Andrew Chapman

Named Executive Officer Summary Compensation Table

The following table summarizes the total compensation for the years ended December 31, 2011, December 25, 2010 and December 26, 2009, of those persons who served as our principal executive officer, our principal financial officer and our three most highly compensated executive officers for the fiscal year ended December 31, 2011 (Fiscal 2011). We refer to these individuals in this proxy as our named executive officers.

Name and Principle Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)(1)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation ($)(3)	All Other Compensation ($)(4)(5)	Total
John C.C. Fan President, Chief Executive Officer, Chairman of the board	2011	$495,000	—	$5,238,850	—	$151,335	—	$5,271	$5,890,456
	2010	$495,000	—	$787,500	—	$90,696	—	$5,271	$1,378,467
	2009	$495,000	—	$1,988,000	—	$84,476	—	$4,935	$2,572,411

Richard A. Sneider Treasurer and Chief Financial Officer	2011	$300,000	—	$104,750	—	$61,037	—	$4,683	$470,470
	2010	$300,000	—	$112,500	—	$36,521	—	$4,683	$453,704
	2009	$300,000	—	$292,125	—	$34,794	—	$4,575	$631,494

Boryeu Tsaur Executive Vice President—Display Operations	2011	$334,750	—	$83,800	—	$104,115	—	$4,683	$527,348
	2010	$325,000	—	$135,000	—	—	—	$4,683	$464,683
	2009	$325,000	—	$190,200	—	$15,509	—	$4,650	$535,359

Daily S. Hill Senior Vice President—III-V Operations	2011	$278,000	—	$104,750	—	$32,615	—	$4,609	$419,974
	2010	$270,000	—	$112,500	—	$72,537	—	$4,582	$459,619
	2009	$270,000	—	$142,650	—	$49,698	—	$4,260	$466,608

Michael Presz Government Programs and Special Projects	2011	$231,750	—	$167,600	—	$68,785	—	$4,252	$472,387
	2010	$225,000	—	$180,000	—	—	—	$4,211	$409,211
	2009	$225,000	—	$186,150	—	$15,212	—	$4,350	$430,712

(1)	The amounts in the column reflect the number of shares shown in the Grants of Plan-Based Awards in 2011 table multiplied by the closing share price of the Company’s stock as listed on NASDAQ on the date of grant. See notes 1 and 5 of the consolidated financial statements included in our Form 10-K for the year ended December 31, 2011, regarding assumptions underlying valuation of equity awards.
(2)	The amounts reflect cash bonus payments earned with respect to annual incentive plans and the value of shares of restricted stock earned under that year’s annual incentive plan for services performed in 2011, 2010 and 2009. The value of the shares of restricted stock earned under the annual incentive plan is typically computed as the number of shares earned multiplied by the closing share price of the Company’s stock as listed on NASDAQ on the date of grant. However in order that the plan can be finalized for the Compensation Committee the previous day’s closing price may be used if there is no significant change in the Company’s stock price.
(3)	We do not maintain any pension or non-qualified deferred compensation plan.
(4)	Amounts represent the Company’s matching contributions under the Company’s 401(k) Plan ranging from $3,455 to $3,675 per year and premiums paid for life insurance.
(5)	Dr. Fan is not compensated for his services as a director.

Grants of Plan-Based Awards for 2011

The following table sets forth information relating to restricted stock granted pursuant to our 2010 Equity Incentive Plan and 2001 Equity Incentive Plans and annual performance bonuses awarded during the year ended December 31, 2011 to each of our named executive officers:

	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(4)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock Awards(3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John C.C. Fan(1)	2/18/11	—	—	—	—	—	—	175,000	—	—	$733,250
John C.C. Fan(2)	9/12/11	—	—	—	—	—	—	640,000	—	—	$2,252,800
John C.C. Fan(3)	9/12/11	—	—	—	—	260,000	—	—	—	—	$915,200
John C.C. Fan(3)	9/12/11	—	—	—	—	380,000	—	—	—	—	$1,337,600
John C.C. Fan(4)	2/18/11	$100,000	—	$271,000	—	—	—	—	—	—	—
Richard Sneider(1)	2/18/11	—	—	—	—	—		25,000	—	—	$104,750
Richard Sneider(4)	2/18/11	$25,000	—	$127,000	—	—	—	—	—	—	—
Boryeu Tsaur(1)	2/18/11	—	—	—	—	—		20,000	—	—	$83,800
Boryeu Tsaur(4)	2/18/11	$25,000	—	$150,000	—	—	—	—	—	—	—
Daily S. Hill(1)	2/18/11	—	—	—	—	—		25,000	—	—	$104,750
Daily S. Hill(4)	2/18/11	$25,000	—	$119,000	—	—	—	—	—	—	—
Michael Presz(1)	2/18/11	—	—	—	—	—		40,000	—	—	$167,600
Michael Presz(4)	2/18/11	$25,000	—	$97,000	—	—	—	—	—	—	—

(1)	On February 18, 2011 the Compensation Committee annual long-term incentive awards which vest 50% if the employee is employed by the Company through December 10, 2013 and the remaining vests on December 10, 2015 if the employee remains employed through 2015.
(2)	On September 12, 2011 the Compensation Committee granted Dr. Fan 640,000 shares of restricted stock under the our 2010 Equity Incentive Plan (the “Plan”) which will vest at the rate of 33% on December 10, 2012, 33% on December 10, 2013 and 34% on December 10, 2014.
(3)	On September 12, 2011 the Compensation Committee granted Dr. Fan 260,000 shares of restricted stock under the Plan pursuant to a restricted stock award agreement and 380,000 shares of phantom stock pursuant to a phantom share agreement. The award under the phantom share agreement is payable only in cash if and when the phantom shares vest. The cash value of the phantom stock will be calculated by multiplying 380,000 by the closing price of Kopin’s stock on the vesting date. The 260,000 shares of restricted stock and the 380,000 shares of phantom stock will vest at the end of the first 10 consecutive trading day period following the grant date during which Kopin Corporation’s common stock trades at a price per share equal to or greater than $5.25 prior to September 12, 2016. The amounts in the column reflect the number of shares on the grant date multiplied by the closing share price of the Company’s stock as listed on NASDAQ. The closing stock price of the Company on the day of grant on February 18, 2011 was $4.19 and the closing price on September 12, 2011 was $3.52.
(4)	The amount under the “Threshold” columns includes the minimum amount of cash that can be earned under the 2011 Incentive Plan. The “Maximum” column includes the maximum cash and restricted stock that can be earned under the 2011 Incentive Plan The value of the shares of restricted stock earned under the 2011 Incentive Plan is computed as the number of shares earned multiplied by the closing share price ($4.20) of the Company’s stock as listed on NASDAQ on the day before date of grant in order that the plan could be finalized for the Compensation Committee meeting. The closing price of our stock on the date of grant was $4.19. The 2011 Incentive Plan does not have a “Target” amount.
(5)	As the value of the restricted stock issued in connection with our 2011 Incentive Plan is shown under the column entitled Estimated Future Payouts under non-Equity Incentive Plan awards it is not included in the columns below.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The compensation paid to our named executive officers in 2011 summarized in the “Summary Compensation Table” was determined by our Compensation Committee. We enter into agreements with our named executive officers that define the criteria to earn their performance bonuses, terms of their restricted stock awards and for our Chief Executive Officer’s post-employment compensation. The material terms of these agreements are discussed under the caption “Compensation Discussion and Analysis—Employment and Other Agreements” and under the caption “Executive Employment Agreement/Other Potential Post-Employment Compensation” below.

The restricted stock awards granted to our named executive officers in 2011 summarized in the table “Grants of Plan-Based Awards for 2011” were granted pursuant to our 2010 Equity Incentive Plan. The awards were granted by the Compensation Committee on February 18, 2011 and September 12, 2011.

The Compensation Committee awarded Dr. Fan 175,000 shares of restricted stock on February 18, 2011 and also made awards to the other named officers. These awards vest 50% on each of December 10, 2013 and December 10, 2015 provided the officer remains employed with us through each of those dates, respectively. The Compensation Committee awarded Dr. Fan 640,000 shares of restricted stock. These awards vest 33% on December 10, 2012, 33% on December 10, 2013 and 34% on December 10, 2014 provided that Dr. Fan remains employed with us through each of those dates, respectively. The Compensation Committee also awarded 260,000 shares of restricted stocks and 380,000 shares of phantom stock to Dr. Fan which vests upon our stock price achieving a closing price of at least $5.25 for ten consecutive trading days prior to September 12, 2016. Each share of restricted stock granted pursuant to these awards entitles the holder to the same rights as a holder of unrestricted stock, including voting and dividend rights, except the holder does not have the right to sell the restricted stock until it has vested.

Perquisites and Benefits

We provide benefit programs to executive officers and to other employees. The board of directors and executive management believe that perquisites for executive officers should be extremely limited in scope and value. As a result, Kopin has historically given nominal perquisites. The following table generally identifies such benefit plans and who may be eligible to participate.

Benefit Plan	Executive Officers	Certain Managers	Full Time Domestic Employees	Full Time Foreign Employees
401(k)	Yes	Yes	Yes	Not Offered
Defined Contribution to Retirement Plan	Not Offered	Not Offered	Not Offered	Yes(1)
Medical/Dental/ Vision Plans	Yes	Yes	Yes	Not Offered
Life and Disability Insurance(2)	Yes	Yes	Yes	Not Offered
Short Term Incentive Plan	Yes(3)	Yes(3)	Yes(4)	Not Offered
Equity Incentive Plan	Yes	Yes	Yes	Not Offered
Automobile Allowance	Not Offered	Not Offered	Not Offered	Not Offered
Income Tax Planning services	Not Offered	Not Offered	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered	Not Offered	Not Offered
Employee Stock Purchase Plan	Not Offered	Not Offered	Not Offered	Not Offered
Deferred Compensation Plan	Not Offered	Not Offered	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered	Not Offered	Not Offered
Employee Stock Ownership Plan	Not Offered	Not Offered	Not Offered	Not Offered
Defined Benefit Pension Plan	Not Offered	Not Offered	Not Offered	Not Offered
Financial Planning Allowance	Not Offered	Not Offered	Not Offered	Not Offered
Country Club Memberships	Not Offered	Not Offered	Not Offered	Not Offered
Dwellings for Personal Use(5)	Not Offered	Not Offered	Not Offered	Not Offered

(1)	Kopin’s Scottish, Korean and Taiwanese subsidiaries contribute to a government sponsored retirement program for its employees.
(2)	Kopin pays for life insurance equal to an employee’s base salary for domestic employees.
(3)	Kopin has a short term incentive plan pursuant to which certain officers and certain managers are paid a bonus if they remain with the company during the next fiscal year.
(4)	The board of directors has historically provided for a discretionary bonus award at the end of the fiscal year.
(5)	Kopin does not provide dwellings for personal use other than for temporary job relocation.

Executive Employment Agreement /Other Potential Post-Employment Compensation

As discussed above in our Compensation Discussion and Analysis, certain of our named executive officers and other employees have potential post-employment benefits. Our Equity Plans have provisions which may result in the acceleration of vesting of certain equity awards as a result of a change in control. In addition, the employment agreement with our Chief Executive Officer provides for certain post-employment benefits. The table below summarizes the effects on the compensation of our named executive officers as if the termination of employment or change of control provisions of the Equity Plans and employment agreement were triggered on December 31, 2011.

Name	Value of Equity Awards if a Change in Control Occurs on 12/31/11(1)	Health Care Benefits(2)	Severance Payments(2)
John C.C. Fan	$5,986,685	$128,400	$1,200,000
Richard A. Sneider	$357,825	—	—
Boryeu Tsaur	$341,661	—	—
Daily S. Hill	$291,093	—	—
Michael Presz	$437,753	—	—

(1)	Our Equity Plans provide for the acceleration of the vesting of our equity awards in the event of a change in control of the Company. The amounts in this column represent the value the executive officer would have received if there were a change of control of the Company on December 31, 2011, and his unvested restricted stock awards as of December 31, 2011 became vested. The restricted stock award value is computed by multiplying the number of unvested shares of restricted stock at December 31, 2011 by the closing price of the Company’s Common Stock on NASDAQ on December 31, 2011 ($3.88). There were no unvested stock options as of December 31, 2011.
(2)	We have entered into an employment agreement with our Chairman and Chief Executive Officer, Dr. John C.C. Fan, pursuant to which we have agreed to employ Dr. Fan as Chief Executive Officer. The agreement will terminate on December 31, 2014. In the event Dr. Fan is terminated without cause or in the event of a change in control of the Company and Dr. Fan’s position, compensation or responsibilities change. Dr. Fan and his spouse will receive post-retirement monthly supplemental health benefits for the difference between cost of the coverage we provide and benefits provided by the U.S. government for ten years (the “Health Care Benefit”), severance pay of $600,000 per year payable monthly for two years and his unvested stock awards will immediately vest. Furthermore, if the parties fail to extend or renew the employment agreement, the Company and Dr. Fan will negotiate a mutually agreeable consulting agreement or retirement benefit. The employment agreement also contains covenants not to compete, non-solicitation clauses and our rights to inventions by Dr. Fan. The present value of the Health Care Benefit for Dr. Fan and his wife if triggered under this agreement is estimated to be $128,400 assuming we retain our current level of health care benefits.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses information concerning stock options and unvested stock awards held by our named executive officers as of December 31, 2011 pursuant to our Equity Plans. Market value information is determined by multiplying the number of shares by the closing price of our common stock on NASDAQ on the last trading day of our 2011 fiscal year ($3.88). All options are fully vested.

	Option Awards					Stock Award
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($)
John C.C. Fan	400,000	—	—	$4.64	12/04/2012
John C.C. Fan	200,000	—	—	$5.29	12/11/2013
John C.C. Fan	100,000	—	—	$10.00	12/27/2014
John C.C. Fan	100,000	—	—	$3.75	12/27/2014
John C.C. Fan						1,542,960	$5,986,685
Richard A. Sneider	70,000	—	—	$4.64	12/4/12012
Richard A. Sneider	25,000	—	—	$5.29	12/11/2013
Richard A. Sneider	25,000	—	—	$3.75	12/27/2014
Richard A. Sneider						92,223	$357,825
Boryeu Tsaur	70,000	—	—	$4.64	12/4/2012
Boryeu Tsaur	25,000	—	—	$5.29	12/11/2013
Boryeu Tsaur	25,000	—	—	$3.75	12/27/2014
Boryeu Tsaur						88,057	$341,661
Daily S. Hill	25,000	—	—	$4.64	12/4/2012
Daily S. Hill	9,322	—	—	$5.29	12/11/2013
Daily S. Hill						75,024	$291,093
Michael Presz	18,000	—	—	$4.64	12/4/2012
Michael Presz	4,000	—	—	$3.75	12/27/2014
Michael Presz						112,823	$437,753

OPTION EXERCISES AND STOCK VESTED IN 2011

The following table discloses information for each of our named executive officers regarding the exercise of stock option awards and the vesting of certain stock awards as of the end of our 2011 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John C.C. Fan	—	—	330,518	$1,323,013
Richard A. Sneider	—	—	52,238	$209,331
Boryeu Tsaur	—	—	45,000	$180,000
Daily S. Hill	—	—	41,912	$168,401
Michael Presz	—	—	35,000	$140,000

(1)	Value realized equals number of shares vested multiplied by the closing price of our common stock on the NASDAQ Global Market on the day the shares vested.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2011 about shares of our common stock issuable upon exercise of outstanding options, warrants and rights and available for issuance under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,903,325	$5.07	580,178	(2)

(1)	Consists of the 2001 Equity Incentive Plan and the 2010 Equity Incentive Plan.
(2)	Shares available under the 2010 Equity Incentive Plan.

Director Compensation

Our board approved compensation for outside directors of an annual retainer of $15,000 and $2,000 per meeting attended, including any special meeting not held on the same day as a regularly scheduled meeting of the board. Each non-employee director is also entitled to receive an initial restricted stock award for 10,000 shares of our common stock on the date of his or her initial election to the board and a subsequent annual restricted stock award grant for 10,000 shares of our common stock. We also pay expenses for attendance at meetings of the board and committees thereof.

The following table sets forth certain information regarding the compensation earned by or awards to each non-employee director who served on our board of directors in the 2011 fiscal year. Dr. Fan, who is an employee of Kopin, is not compensated for his services as a director.

Director Summary Compensation Table for 2011

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(3)	Total
James K. Brewington(4)	$25,000	$48,100	—	—	—	—	$73,100
David E. Brook(5)	$25,000	$48,100	—	—	—	—	$73,100
Andrew H. Chapman(5)	$25,000	$48,100	—	—	—	—	$73,100
Morton Collins(5)	$25,000	$48,100	—	—	—	—	$73,100
Chi Chia Hsieh(5)	$25,000	$48,100	—	—	—	—	$73,100
Michael J. Landine(6)	$25,000	$48,100	—	—	—	—	$73,100

(1)	Each Board of Director received their annual restricted stock grant of 10,000 shares which vests 25% on the anniversary of the grant if the person is still a member of our Board of Directors on such anniversary. The amounts in the column was determined by multiplying the number of shares of restricted common stock granted by the closing price of our common stock as listed on the NASDAQ on the day of grant. The 2011 grant occurred on April 29, 2011 and the closing price of our stock was $4.81.
(2)	There were no stock options issued in 2011.

(3)	No non-equity incentive compensation, pension, non qualified deferred compensation or other compensation payments were made as compensation for director services in fiscal year 2009 or are contemplated under our current compensation plan.
(4)	The Director has 27,500 shares of restricted stock awards at December 31, 2011.
(5)	The Director has 27,500 restricted stock awards and 91,000 stock option awards outstanding at December 31, 2011.
(6)	The Director has 27,500 restricted stock awards and 65,000 stock option awards outstanding at December 31, 2011.

Audit Committee Report

The Audit Committee of the board currently consists of Andrew H. Chapman, Morton Collins and Michael J. Landine, each of whom the board has determined is independent under applicable SEC and NASDAQ Rules. The board also has determined that Mr. Landine is an “audit committee financial expert” under applicable SEC rules and regulations.

The purpose of the Audit Committee is to assist the board in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee charter, which is available at the Company’s website at www.kopin.com, under the heading “Investors: Corporate Governance”, describes in greater detail the full responsibilities of the Audit Committee.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, has been engaged to perform an independent audit of the consolidated financial statements and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America and also express an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte, the Company’s independent public registered accounting firm.

During the course of the 2011 fiscal year, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during this process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC, as well as Deloitte’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, and (ii) the effectiveness of internal control over financial reporting for the year ended December 31, 2011. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2012.

The Committee has discussed with the Company’s independent registered public accounting firm, which was Deloitte & Touche LLP for 2011 and 2010, the matters that are required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”), including Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and as adopted by the PCAOB, as well as Rule 2-07 of Regulation S-X of the SEC—“Communication with Audit Committees.” Deloitte have also provided to the Committee their letter required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence,” and the Committee discussed with Deloitte the firm’s independence.

Based on its review and the discussion noted above, the Audit Committee recommended to the board that the Company’s Consolidated Financial Statements for the fiscal year 2011 be included in the Company’s Annual Report on Form 10-K for the 2011 fiscal year for filing with the SEC.

Audit Committee

Michael Landine, Chairperson

Andrew H. Chapman

Morton Collins

PROPOSAL 2

The Board has authorized, subject to stockholder approval, an increase by 500,000 the number of shares available under our 2010 Equity Incentive Plan (the “2010 Stock Plan”). The 2010 Stock Plan is a successor plan to our 2001 Equity Incentive Plan (the “Prior Plan”) and 1992 Stock Option Plan under which we could grant a total of 7,100,000 options through April 2012.

The purpose of the 2010 Stock Plan is to encourage ownership of the Company’s common stock by key employees and to provide additional incentive for them to promote the success of the Company’s business. The Board of Directors believes that the 2010 Stock Plan:

•	Aligns the long-term interests of key employees and stockholders by creating a direct link between key employee compensation and stockholder return;

•	Enables key employees to develop and maintain a substantial stock ownership in the Company; and

•	Provides incentives for key employees to contribute to the success of the Company.

The amended 2010 Stock Plan is being submitted to stockholders for approval. Your Board of Directors believes it is in the best of interest of the Company and its stockholders to approve the amended 2010 Stock Plan to increase by 500,000 the number of shares available under the 2010 Stock Plan.

Summary of the 2010 Stock Plan

The key features of the 2010 Stock Plan are summarized below. This summary may not contain all of the information that is important to you. The complete text of the 2010 Stock Plan is attached as Appendix A.

Administration . The Compensation Committee of the Board of Directors has full power and authority to administer and interpret the 2010 Stock Plan.

Eligibility. Participants in the 2010 Stock Plan may be employees, officers, directors and consultants of the Company or its affiliates.

Term. Awards may be granted under the 2010 Stock Plan at any time in the period commencing on the date of approval of the Plan by the Company’s stockholders, and ending on the issuance of all of the shares of stock subject to the Plan. Incentive stock options may only be granted within ten years of the Board’s approval of the 2010 Stock Plan.

Shares Available. If this Proposal Number Two is approved by our stockholders, the number of shares of common stock that may be issued pursuant to awards under the 2010 Stock Plan (including incentive stock options) may not exceed 2,300,000 shares of common stock, plus (1) the number of shares of common stock which are available for grant under the Prior Plan as of April 29, 2010, (2) the number of shares of common stock which were the subject of awards outstanding under the Prior Plan as of April 29, 2010 (“Prior Plan Awards”) and, after April 29, 2010 are forfeited, terminated, cancelled or expire, and (3) the number of shares of common stock delivered to the Company either in exercise of a Prior Plan Award or in satisfaction of tax withholding obligations in respect of Prior Plan Awards. In no event shall the number of shares of stock covered by options or other awards granted to any one person in any one calendar year exceed 50% of the aggregate number of shares of stock subject to the 2010 Stock Plan.

Award Types.

Stock-Based Awards. In recent years, the Compensation Committee has principally granted restricted stock awards under the 2010 Stock Plan and the Prior Plan. Stock grants and restricted stock awards may be granted under the 2010 Stock Plan. A stock grant is a grant of shares of common stock not subject to restrictions or other forfeiture conditions and may be awarded only in limited circumstances as provided in 2010 Stock Plan. A restricted stock award is an award of common stock subject to forfeiture. Restricted stock grants are generally awarded subject to vesting restrictions, such as remaining with the Company for a predetermined period of time, the achievement of performance goals, or a combination of the two. During the vesting period of a restricted stock award, unless otherwise provided by the Committee the participant has the right to receive dividends and to vote the shares, but any dividends or other distributions payable in shares of stock or other securities of the Company will constitute additional restricted stock, subject to the same risk of forfeiture as the shares of restricted stock in respect of which such shares of stock or other securities are paid.

Stock Option Awards. Options granted under the 2010 Stock Plan may be incentive stock options, which qualify for favorable tax treatment for the option holder, or non-statutory stock options. Incentive stock options may only be granted to employees of the Company or a subsidiary. The exercise price for incentive stock options must be at least the fair market value of the Company’s common stock on the grant date. The exercise price for non-qualified stock options will be determined by the Compensation Committee. The exercise price can be paid in cash or check, or, subject to the Compensation Committee’s sole discretion and approval, in the Company’s common stock, on a net exercise basis, or by promissory note if allowed by applicable law. Generally, options are not transferable other than by will or the laws of descent and distribution and may be exercised during the participant’s life only by the participant or a guardian or legal representative. Non-statutory stock options may be transferred, other than for value, to a member of the optionee’s immediate family or to certain trusts. All unexercised incentive stock options terminate when determined by the Compensation Committee, but in no event after the 10th anniversary of grant (or on the 5th anniversary of grant if the holder is a ten percent owner of the Company).

Change-in-Control. Unless otherwise determined by the Compensation Committee, generally upon a change-in-control, all outstanding awards vest and all restrictions on the awards lapse.

Amendment and Termination. The Board may amend the 2010 Stock Plan at any time but no amendment may deprive any person of rights under the 2010 Stock Plan without that person’s consent. Without stockholder approval, no amendment may (A) increase the number of shares of common stock which may be issued under the 2010 Stock Plan, (B) change the description of eligible participants, or (C) make any other change for which stockholder approval is required by law or the rules of any relevant stock exchange.

No “repricing”. In addition to the amendment provisions described above, without stockholder approval awards may not be “repriced”, that is, the terms of options may not be amended to reduce their exercise or base price, and options may not be cancelled in exchange for cash or options with an exercise price that is less than the exercise price of the original options or other awards.

Federal Income Tax Consequences of Awards.

This summary of the federal income tax consequences on participants in the 2010 Stock Plan is not comprehensive and is based on laws and regulations in effect on January 1, 2011, which are subject to change. This summary is only intended for the information of stockholders considering how to vote. Participants in the 2010 Stock Plan should consult their own tax advisors as to the tax consequences of participation.

Restricted Stock and Stock Grants. Awards in cash and common stock are generally taxable as compensation to the participant at the time of payment. Awards of restricted stock do not constitute taxable income to the participant until such time as the restrictions lapse, unless the participant elects to realize taxable ordinary income in the year of award in an amount equal to the fair market value of the restricted stock award, determined without regard to the restrictions. Any interest and dividend equivalents earned on awards will also be taxed as compensation to the participant. Amounts taxable as compensation are subject to withholding and employment taxes.

Incentive Stock Options. Except as noted at the end of this paragraph, there are no federal income tax consequences to a participant upon grant or exercise of an incentive stock option. If the participant holds shares of common stock purchased upon exercise of an incentive stock option for at least two years after the grant date and at least one year after the exercise date, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant. If the participant sells the shares of common stock before the later of two years after the grant date or one year after the exercise date, the participant will recognize ordinary income equal to the difference between the lower of fair market value at the exercise date or sale date and the option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an incentive stock option.

Nonstatutory Stock Options. Generally, there are no federal income tax consequences to the participant upon grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the amount, if any, by which the fair market value of the common stock acquired upon the exercise of the option exceeds the exercise price. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

Company Deduction; Qualified Performance-Based Awards. The Company generally may deduct any compensation or ordinary income recognized by the recipient of an award under the 2010 Stock Plan when recognized. However, the Company may not deduct as compensation expense more than $1 million paid in any tax year to certain senior executives. This deduction limitation does not apply to certain types of compensation, including qualified “performance-based compensation.” The 2010 Stock Plan provides that performance goals set by the Compensation Committee with respect to awards to these executives which the Compensation Committee intends to be “performance-based compensation” may be based only on one or more of the following business criteria:

•	cash flow (before or after dividends)

•	stock price

•	stockholder return or total stockholder return

•	return on investment

•	market capitalization

•	sales or net sales

•	income, pre-tax income or net income

•	operating profit, net operating profit or economic profit

•	return on operating revenue or return on operating assets

•	general and administrative expenses

•	customer service

•	market share improvement

•	cash from operations
•	earnings per share (including without limitation, earnings before interest, taxes, depreciation and amortization)

•	return on equity

•	return on capital (including, without limitation, return on total capital or return on invested capital)

•	return on assets or net assets

•	debt leverage (debt to capital)

•	backlog

•	operating income or pre-tax profit

•	gross margin, operating margin or profit margin

•	economic value added

•	operating ratio

•	revenue

•	operating revenue

Deferred Compensation. For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2010 Stock Plan will be considered “deferred compensation” as that term is defined for purposes of federal tax legislation governing nonqualified deferred compensation arrangements (Section 409A of the Code). Alternatively, we assumed that, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then such award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Awards to Particular Officers, Etc. The benefits or amounts that will be received under the 2010 Stock Plan by or allocated to (i) each of the officers listed in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all directors of the Company who are not executive officers of the Company as a group, (iv) all present executive officers of the Company as a group, and (v) all employees of the Company, including all other current officers, as a group are not determinable. Individuals who will participate in the 2010 Stock Plan in the future and the amounts of their awards will be determined by the Compensation Committee.

The Board recommends that the stockholders vote “FOR” the proposed amendment to the 2010 Stock Plan to increase by 500,000 the number of shares of common stock authorized for issuance under the 2010 Stock Plan and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of the common stock represented in person or by proxy at the Meeting and entitled to vote is required for approval of the amendment of the 2010 Stock Plan.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

Deloitte & Touche LLP, independent certified public accountants, has been the independent registered public accounting firm of the Company since 1985. The board has recommended that the stockholders ratify the reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012.

A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

The Board recommends that the stockholders vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated.

The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Meeting and entitled to vote is required to ratify the reappointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current year. In the event the appointment of Deloitte & Touche LLP should not be approved by the stockholders, the board will consider making another appointment to be effective at the earliest possible time but has no obligation to do so.

Audit Fees

The aggregate fees for the fiscal years ended December 31, 2011 and December 25, 2010 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, and member firms of Deloitte Touche Tohmatsu, were as follows:

Fee Category	Fiscal Year 2011	% of Total	Fiscal Year 2010	% of Total
Audit Fees	$753,865	95%	$815,100	88%
Audit-Related Fees	6,000	1%	13,800	2%
Tax Fees	30,545	4%	17,200	2%
All Other Fees	$2,200	—	$77,000	8%

Total Fees	$792,610	100%	$923,100	100%

Audit Fees—consists of fees for the audit of our financial statements and attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim condensed consolidated financial statements included in quarterly reports, assistance with review of documents filed with the SEC, and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements, and attestation services, except those not required by statute or regulation.

Audit-Related Fees—consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” The services for the fees disclosed under this category for 2011 included work performed related to the Company’s Form S-8 filing. The services for the fees disclosed under this category for 2010 included work performed related to responses to comment letters from the Securities and Exchange Commission.

Tax Fees—consists of fees for tax compliance and planning services. Tax compliance includes fees for professional services related to international tax compliance and preparation. Tax planning consists primarily of fees related to a transfer pricing study and preparation of our subsidiary tax returns.

All Other Fees—consists of fees for all other permissible services other than those reported above. For 2010 and 2011 the fees were for due diligence services related to our acquisition of Forth Dimension Displays, Ltd.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the Company’s independent registered public accounting firm prior to the engagement with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent accountants when the entire committee is unable to do so. The Audit Committee approved 100% of the services listed under the preceding captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees.”

PROPOSAL 4

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “Compensation Discussion and Analysis” in this Proxy Statement. Accordingly, the following resolution will be submitted for a stockholder vote at the 2012 Annual Meeting:

“RESOLVED, that the stockholders of Kopin Corporation. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section set forth in the Proxy Statement for this Annual Meeting.”

As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with our financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs to make executive pay dependent on our performance (or “at-risk”). In addition, as an executive officer’s responsibility and ability to affect our financial results increases, the portion of his or her total compensation deemed “at-risk” increases. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

This vote is merely advisory and will not be binding upon us or the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with our stockholders and encourages all stockholders to vote their shares on this matter.

Board Recommendation

The Board recommends that the stockholders vote to approve the overall compensation of the

Company’s named executive officers by voting “FOR” this resolution.

Proxies solicited by the Board will be voted “FOR” this resolution

COST AND METHOD OF SOLICITATION

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

DIRECTIONS TO THE ANNUAL MEETING

From the North: From the North: From I-93 South and the Tobin Bridge, take Exit 23 (Purchase Street/South Station). Upon exiting, proceed on Purchase Street and turn right onto Pearl Street. Turn left onto Franklin Street, then turn right onto Federal Street. Proceed to One Federal Street. From the South: Take I-93 north to Exit 20 (Mass. Turnpike/South Station). Stay in left lane. While on this long ramp, follow the sign for South Station/Chinatown. Continue straight (Lincoln Street) and at the 3rd traffic light turn right onto Summer Street. Take next left onto High Street then take first left onto Federal Street. Proceed to One Federal Street. From the West: Take the Mass. Turnpike (I-90) to Exit 24-A (South Station), following signs for Atlantic Avenue. At the 3rd traffic light, turn left onto Summer Street. Continue on Summer Street through 2 traffic lights, turning right onto High Street then take first left onto Federal Street. Proceed to One Federal Street. From Logan Airport: Follow the “Exit” signs from the airport to the Sumner Tunnel. Stay in the left lane of the tunnel. At the end of the tunnel, bear left and follow signs for Government Center. Turn left onto Congress Street. Follow Congress Street to Purchase Street. Turn right onto Purchase Street. Follow Purchase Street to Summer Street. Turn right onto Summer Street. Turn right at the next set of lights (High Street). On High Street take first left onto Federal Street. Proceed to One Federal Street. From the MBTA Red Line, Amtrak, and Commuter Rail (South Station): Coming out of South Station onto Summer Street, cross Surface Road and walk straight on to Federal Street. Continue on Federal Street, eventually crossing over Franklin Street. One Federal Street is on the left side of the street.

GENERAL

We are not aware of any other matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority to the named proxies in the event any additional matters should be presented.

We will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, our Annual Reports on Form 10-K for the fiscal years 2010 and 2009 as filed with the SEC. Our 2011 Annual Report on Form 10-K is enclosed. Only one copy of the Annual Report and this proxy statement is being delivered to multiple stockholders sharing one address, unless we have received contrary instructions. Upon request, we will deliver a separate copy to a stockholder at a shared address to which a copy was delivered. If you received more than one copy of the proxy statement and wish to reduce the number of reports you receive, we will discontinue the mailing of reports on the accounts you select. Requests for the foregoing should be directed to Kopin Corporation, 200 John Hancock Road, Taunton, Massachusetts 02780, Attention: Chief Financial Officer, 508-824-6696.

We expect to hold our 2013 annual stockholder meeting on or about April 25, 2013, and proxy materials in connection with that meeting are expected to be mailed approximately thirty days prior to the meeting.

JOHN C.C. FAN

Chairman

Appendix A

KOPIN CORPORATION

2010 EQUITY INCENTIVE PLAN

(As Amended and Restated)

TABLE OF CONTENTS

1.	Purpose	1
2.	Definitions	1
3.	Term of the Plan	3
4.	Stock Subject to the Plan	3
5.	Administration	4
6.	Authorization of Grants	4
7.	Specific Terms of Awards	5
8.	Adjustment Provisions	9
9.	Change of Control	11
10.	Settlement of Awards	11
11.	Reservation of Stock	13
12.	Limitation of Rights in Stock; No Special Service Rights	13
13.	Nonexclusivity of the Plan	14
14.	No Guarantee of Tax Consequences	14
15.	Termination and Amendment of the Plan	14
16.	Notices and Other Communications	15
17.	Governing Law	15

KOPIN CORPORATION

2010 EQUITY INCENTIVE PLAN

(As Amended and Restated)

1.	Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.	Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1. Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option, that as of the time of reference the Option will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; and (b) when used with respect to Restricted Stock, that the Risk of Forfeiture otherwise applicable to the Stock shall expire with respect to some or all of the shares of Restricted Stock then still otherwise subject to the Risk of Forfeiture.

2.2. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3. Award means any grant or sale pursuant to the Plan of Options, Restricted Stock, or Stock Grants.

2.4. Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.5. Board means the Company’s Board of Directors.

2.6. Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a) a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either

(i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

2.7. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.8. Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.9. Company means Kopin Corporation, a corporation organized under the laws of the State of Delaware.

2.10. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.11. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.12. Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the NASDAQ Global Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.13. Nonstatutory Option means any Option that is not an Incentive Option.

2.14. Option means an option to purchase shares of Stock.

2.15. Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.16. Participant means any holder of an outstanding Award under the Plan.

2.17. Performance Criteria and Performance Goals have the meanings given such terms in Section 7.4(f).

2.18. Plan means this 2010 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.19. Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.20. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.21. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.22. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock, including a right of the Company to reacquire shares of Restricted Stock at less than its then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions, including Performance Goals.

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2.23. Stock means common stock par value $0.01 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.24. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.25. Stockholders’ Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

2.26. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the later of the date of approval of the Plan by the Board and the date of approval of the Plan by the stockholders (the “Effective Date”), and ending on the issuance of all of the shares of Stock subject to the Plan. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options may only be granted through the tenth anniversary of the earlier of the adoption of the Plan by the Board and approval of the Plan by the Company’s stockholders.

4.	Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including pursuant to Incentive Options), nor the number of shares of Stock issued pursuant to Incentive Options, exceed 1,800,000 shares of Stock; subject, however, to the provisions of Section 8 of the Plan, plus (1) the number of shares of common stock which are available for grant under the Company’s 2001 Equity Incentive Plan as of the Effective Date, (2) the number of shares of common stock which were the subject of awards outstanding under the Company’s 2001 Equity Incentive Plan as of the Effective Date (“Prior Plan Awards”) and, after the Effective Date are forfeited, terminated, cancelled or expire, and (3) the number of shares of common stock delivered to the Company either in exercise of a Prior Plan Award or in satisfaction of tax withholding obligations in respect of Prior Plan Awards. For purposes of applying the foregoing limitation, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock and, without limiting the generality of the foregoing:

(a) if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its Market Value as a means of effecting a forfeiture, the shares of Stock not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan;

(b) if any Option is exercised by delivering previously owned shares of Stock in payment of the exercise price therefor, only the net number of shares, that is, the number of shares of Stock issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan; and

(c) any shares of Stock either tendered or withheld in satisfaction of tax withholding obligations of the Company or an Affiliate shall again be available for issuance under the Plan.

Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

3

5.	Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization of Grants

6.1. Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 50% of the aggregate number of shares of Stock subject to the Plan (subject to adjustment pursuant to Section 8 of the Plan, except that any such adjustment shall not apply for the purpose of Awards to covered employees within the meaning of Section 162(m) of the Code intended to be or otherwise qualifying as Qualified Performance-Based Awards).

6.2. General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3. Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option of the Participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director. Military

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or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

6.4. Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.	Specific Terms of Awards

7.1. Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares of Stock may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c) Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

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(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or

(iii) unless prohibited by applicable law, by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares of Stock to be purchased and otherwise in such form as the Committee shall have approved.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares of Stock shall be fully paid and nonassessable.

(f) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2. Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The shares evidenced by this certificate are subject to the terms and conditions of Kopin Corporation 2010 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Kopin Corporation, copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.

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(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid). The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Stock are available under Section 4.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.3. Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.4. Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 7.4 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.4 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.4 and the requirements of Section 162(m) of the Code applicable to “performance-based compensation.”

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by the Committee. If not all of the members thereof qualify as “outside directors” within the meaning of Section 162(m) of the Code, however, all grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any reference in this Section 7.4 to the Committee shall mean any such subcommittee if required under the preceding sentence, and any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

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(c) Discretion of Committee with Respect to Qualified Performance-Based Awards. Any form of Award permitted under the Plan, other than a Stock Grant, may be granted as a Qualified Performance-Based Award. Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1 (except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant), and may become exercisable based on continued service only, on satisfaction of Performance Goals, or on a combination thereof. Restricted Stock grants intended to qualify as a Qualified Performance-Based Award shall be subject to Risks of Forfeiture based on satisfaction of one or more Performance Goals except as otherwise provided in this Section 7.4. The Committee will have full discretion to select the length of any applicable Restriction Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Restriction Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined for purposes of Section 162(m) of the Code) at the time established.

(d) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Restriction Period, as determined by the Committee, provided, that a Qualified Performance-Based Award may be deemed earned as a result of death, becoming disabled, or in connection with a Change of Control if otherwise provided in the Plan or the applicable Award Agreement even if the Award would not constitute “performance-based compensation” under Section 162(m) of the Code following the occurrence of such an event. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Restriction Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(e) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

(f) Definitions. For purposes of the Plan

(i) Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Restriction Period. The Performance Criteria used to establish Performance Goals are limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses and (xxv) customer service.

(ii) Performance Goals means, for a Restriction Period, the written goal or goals established by the Committee for the Restriction Period based upon one or more of the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, product, business unit, subsidiary, segment, or an individual, either individually, alternatively or in any

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combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Restriction Period for such Participant, including whether or to what extent there shall not be taken into account any of the following events that occurs during a Restriction Period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Standard Codification Section 225-20, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

7.5. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.	Adjustment Provisions

8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of March 17, 2010. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

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8.3. Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

8.4. Transactions.

(a) Definition of Transaction. In this Section 8.4, “Transaction“ means (1) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) any sale or exchange of all of the Stock of the Company for cash, securities or other property, (3) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (4) any liquidation or dissolution of the Company.

(b) Treatment of Options. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options.

(1) Provide that such Options shall be assumed, or substantially equivalent rights shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof).

(2) Upon written notice to the holders, provide that the holders’ unexercised Options will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.

(3) Provide that outstanding Options shall become exercisable in whole or in part prior to or upon the Transaction.

(4) Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to an Option (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option; provided, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefore prior to or upon the Transaction. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction.

(5) Provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

(6) Any combination of the foregoing.

For purposes of paragraph (1) above, an Option shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefore, if following consummation of the Transaction the Option confers the right to purchase or receive the value of, for each share of Stock subject to the Option

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immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of the Option to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.

(c) Treatment of Other Awards. As to outstanding Awards other than Options, upon the occurrence of a Transaction other than a liquidation or dissolution of the Company which is not part of another form of Transaction, the repurchase and other rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award. Upon the occurrence of a Transaction involving a liquidation or dissolution of the Company which is not part of another form of Transaction, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all Risks of Forfeiture otherwise applicable to any such Awards shall automatically be deemed terminated or satisfied, as applicable.

(d) Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Options have been substituted, shall be made by the Committee acting in its sole discretion.

9.	Change of Control

Except as otherwise provided below, upon the occurrence of a Change of Control:

(a) any and all Options not already exercisable in full shall Accelerate with respect to 100% of the shares for which such Options are not then exercisable; and

(b) any Risk of Forfeiture applicable to Restricted Stock shall lapse with respect to 100% of the Restricted Stock still subject to such Risk of Forfeiture immediately prior to the Change of Control.

None of the foregoing shall apply, however, (i) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), or (ii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges. Nor shall the foregoing apply in the case of a Qualified Performance-Based Award except to the extent the foregoing would not interfere with the qualification of the Award under 162(m) of the Code at any time prior to a Change of Control (so that, for example, if a Change of Control occurs but does not constitute a change of control within the meaning of Section 162(m) of the Code, there shall be no Acceleration of any Qualified Performance-Based Award pursuant to this Section 9, but if the Change of Control does constitute a change of control within the meaning of Section 162(m) of the Code, then the Award shall Accelerate to the extent provided above regardless of whether it thereafter ceases to qualify as a Qualified Performance-Based Award).

10.	Settlement of Awards

10.1. In General. Options shall be settled in accordance with their terms. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

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10.2. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

10.3. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders’ Agreement, if any. In the event of any conflict between the provisions of this Plan and the provisions of the Stockholders’ Agreement, the provisions of the Stockholders’ Agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

10.4. Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant

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any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6. Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 10.4 in addition to any other applicable restriction under the Plan, the terms of the Award and if applicable under the Stockholders’ Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.7. Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy their tax obligations. Participants may only elect to have shares of Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

11.	Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.	Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company

13

(or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

14.	No Guarantee of Tax Consequences

Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, will or will not apply.

15.	Termination and Amendment of the Plan

15.1. Termination or Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

15.2. Termination or Amendment of Outstanding Awards; Assumptions. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan. The Committee also may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares of Stock and on the same or different terms and conditions (including but not limited to the exercise price of any Option). Furthermore, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

15.3. Limitations on Amendments, Etc.

Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. Furthermore, except in connection with a corporate transaction involving the Company, the terms of outstanding Options may not be amended to reduce their exercise price, nor may outstanding Options be cancelled in exchange for cash or Options with exercise prices that are less than the exercise prices of the original Options, or other Awards, without stockholder approval.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to

14

the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

16.	Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

17.	Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

KOPIN CORPORATION 200 John Hancock Road Taunton, MA 02780

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # g
NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees

01	John C. C. Fan 02 James K. Brewington 03 David E. Brook 04 Andrew H. Chapman 05 Morton Collins
06	Chi Chia Hsieh 07 Michael J. Landine
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2	PROPOSAL TO AMEND THE COMPANY’S 2010 EQUITY INCENTIVE PLAN.						☐	☐	☐
3	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.						☐	☐	☐
4	AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.						☐	☐	☐
NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #	Signature (Joint Owners)	Date

0000135301_1 R1.0.0.11699	02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and annual report on Form 10-K are available at www.proxyvote.com.

KOPIN CORPORATION Annual Meeting of Stockholders Friday, May 11, 2012 9:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints John C.C. Fan and Richard A. Sneider, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to vote all the shares of our common stock of Kopin Corporation which the undersigned would be entitled to vote if personally present at the 2012 Annual Meeting of Stockholders to be held on Friday, May 11, 2012 at 9:00 a.m. at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110, or any adjournment thereof. This proxy hereby revokes all former proxies submitted by the undersigned stockholder.

THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ALL DIRECTORS LISTED IN PROPOSAL (1), AND WILL BE VOTED FOR PROPOSAL (2), (3), and (4).

If you vote over the internet or by telephone, please do not mail your proxy card. Your vote is important. Please vote immediately.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000135301_2    R1.0.0.11699